UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRIMEX EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

1040
(Primary Standard Industrial Classification Code Number)

N/A
(I.R.S. Employer Identification Number)

2200 – 1177 West Hastings Street
Vancouver, British Columbia V6E 2K3
Canada
Telephone: (604) 647-0630
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

The Corporation Trust Company of Nevada
6100 Neil Road, Suite 500
Reno, Nevada 89511
(775) 688-3061
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With Copies To:
Clark Wilson LLP
Barristers and Solicitors
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1
Canada
Telephone: (604) 687-5700

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933 check the following box: [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the
same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and
list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and
list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule
12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock to be offered for resale by selling stockholders	1,500,000	$0.10	$150,000	$5.89

(1)

An indeterminate number of additional shares of common stock shall be issueable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)	Based on the last sale price of the registrant’s shares of common stock on July 16, 2008. The selling stockholders may sell their shares of our common stock at a price of $0.10 per share until shares of the registrant’s common stock are quoted or traded on a public market, and thereafter at prevailing market prices or privately negotiated prices. The registrant’s common stock is presently not traded on the market or securities exchange, and the registrant has not applied for listing or quotation on any public market.

(3)	Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to Completion
September 19, 2008

TRIMEX EXPLORATION INC.
A NEVADA CORPORATION

1,500,000 SHARES OF COMMON STOCK OF TRIMEX EXPLORATION INC.
_________________________________

          This prospectus relates to 1,500,000 shares of common stock of Trimex Exploration Inc., a Nevada corporation, which may be resold by selling stockholders named in this prospectus. The shares were acquired by the selling stockholders directly from our company in a private placement offering that was exempt from the registration requirements of the Securities Act of 1933. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders may sell their shares of our common stock at a fixed price of $0.10 per share until shares of our common stock are quoted on the Financial Regulatory Authority’s OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any exchange. The purchaser in this offering may be receiving an illiquid security. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay for the expenses of this offering.

          Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various risk factors described beginning on page 6 before investing in our common stock.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          You should rely only on the information contained in this prospectus. We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, our company or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

          The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is September 19, 2008.

          The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

          As used in this prospectus, the terms “we”, “us” and “our” mean Trimex Exploration Inc. and/or Trimex Exploracion S.A. de C.V., our wholly owned subsidiary, as the case may be. All dollar amounts refer to United States dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

          We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We were incorporated in the state of Nevada on January 16, 2008. On June 2, 2008, we acquired a 100% interest in a mining concession that we refer to as the Venado property. The Venado property is located in the municipality of Sinaloa, state of Sinaloa. Exploration of this mining concession is required before a final determination as to its viability can be made. On May 1, 2008, we incorporated our wholly owned subsidiary, Trimex Exploracion, S.A. de C.V. in Mexico in order to hold our property in Mexico.

           As of the date of this prospectus, we have not commenced our planned exploration program. Our plan of operation is to carry out exploration work on our Venado property in order to ascertain whether it possesses commercially exploitable quantities of gold, silver, and other metals. We intend to primarily explore for gold and silver, but if we discover that our mineral property hold potential for other minerals that our management determines are worth exploring further, then we intend to explore for those other minerals. We will not be able to determine whether or not the Venado property contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work indicates economic viability.

          At June 30, 2008, we had cash of $109,091 and a working capital of $101,707. Since our inception on January 16, 2008 through June 30, 2008, we have incurred a net loss of $44,793. Because we had the net loss of $44,793 since our inception on January 16, 2008 through June 30, 2008 and do not have any revenues, in their report on the financial statements for the period ended June 30, 2008, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors.

          Our principal executive offices are located at 2200 – 1177 West Hastings Street, Vancouver, British Columbia V6E 2K3, Canada. Our telephone number is (604) 647-0630.

Number of Shares Being Offered

          This prospectus covers the resale by the selling stockholders named in this prospectus of up to 1,500,000 shares of our common stock. The offered shares were acquired by the selling stockholders in a private placement offering, which was exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may sell their shares of our common stock at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any exchange.

Number of Shares Outstanding

          There were 4,500,000 shares of our common stock issued and outstanding as at September 19, 2008.

Use of Proceeds

          We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with the registration statement and prospectus.

Summary of Financial Data

          The following information represents selected audited financial information for our company for the fiscal year ended June 30, 2008. The summarized financial information presented below is derived from and should be read in conjunction with our audited financial statements including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 28 of this prospectus.

State of Operations Data	From January 16, 2008 to June 30, 2008
Revenue	$0
General and administrative expenses	$24,793
Impairment of mineral property	$20,000
Net loss and comprehensive loss	$44,793
Basic and diluted loss per share	$0.01

Balance Sheet Data	At June 30, 2008
Cash	$109,091
Total assets	$113,653
Total liabilities	$11,946
Total stockholders’ equity	$101,707

RISK FACTORS

          An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Relating to Our Business and Financial Condition

If we do not obtain additional financing, our business will fail.

          As of June 30, 2008, we had cash in the amount of $109,091. If, after our planned two phase exploration program is completed, significant additional exploration activities are warranted and recommended by our consulting geologist, we will likely require additional financing in order to move forward with our development of the Venado property. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. If our exploration programs are successful in discovering reserves of commercial tonnage and grade, we will require significant additional funds in order to place the Venado property into commercial production. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for gold, silver, and other metallic minerals and the costs of exploring for or commercial production of these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because we have incurred the net loss of $44,793 since our inception on January 16, 2008 through June 30, 2008 and do not have any revenues, our independent auditors believe there is substantial doubt about our ability to continue as a going concern.

          We have incurred a net loss of $44,793 for the period from our inception on January 16, 2008 to June 30, 2008 and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of an interest in a mineral property. Our independent auditors have issued a going concern opinion and have raised substantial doubt about our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets. This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new mineral resource exploration companies and the high rate of failure of such enterprises. The independent auditors’ going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

          We have just planned the initial stages of exploration on our recently acquired mineral property, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. We were incorporated on January 16, 2008, and to date have been involved primarily in organizational activities, evaluating resource projects and acquiring a mineral property. We have not earned any revenues and have not achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral resource exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment in this offering.

Because we do not have any revenues, we expect to incur operating losses for the foreseeable future.

          We have never earned revenues and have never been profitable. Prior to completing exploration on the mineral property, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the exploration of our mineral property, we will fail and you will lose your entire investment in this offering.

If our costs of exploration are greater than anticipated, then we may not be able to complete the exploration program for our Venado property without additional financing, of which there is no assurance that we would be able to obtain.

          We are proceeding with the initial stages of exploration on our Venado property. We intend to carry out an exploration program that has been recommended by a consulting geologist. This exploration program outlines a budget for completion of the recommended exploration program. However, there is no assurance that our actual costs will not exceed the budgeted costs. Factors that could cause actual costs to exceed budgeted costs include increased prices due to competition for personnel and supplies during the exploration season, unanticipated problems in completing the exploration program and delays experienced in completing the exploration program. Increases in exploration costs could result in our not being able to carry out our exploration program without additional financing. There is no assurance that we would be able to obtain additional financing in this event.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

          We are in the initial stage of exploration of our mineral property, and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of gold, silver or other valuable minerals on our mineral property. Potential investors should be aware of the difficulties normally encountered by new mineral resource exploration companies and the high rate of failure of such enterprises. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of gold, silver or other valuable minerals in our mineral property. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

          The search for valuable minerals involves numerous hazards. In the course of carrying out exploration of our Venado property, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in this offering.

If we discover commercial reserves of precious metals on our mineral property, we can provide no assurance that we will be able to successfully achieve commercial production.

          Our mineral property does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to achieve commercial production. In such an event, we may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible, and you may lose your entire investment in this offering.

Because access to our mineral property is often restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

          Access to the mineral property is restricted to the period between December and July of each year because the period between August and October are typically rainy season in the area. We can attempt to visit, test or explore our mineral property only when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as in mining and production in the event that commercial amounts of minerals are found. Such delays can cause our business to fail and the loss of your entire investment in this offering.

As we undertake exploration of our mineral property, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program, which could increase our expenses.

          We will be subject to the mining laws and regulations in Mexico as we carry out our exploration program. We will be required to pay mining taxes to the Mexican government. We will be required to prove our compliance with relevant Mexican environmental and workplace safety laws, regulations and standards by submitting receipts showing the purchase of equipment used for workplace safety or the prevention of pollution or the undertaking of environmental remediation projects before we are able to obtain drilling permits. If our exploration activities lead us to make a decision to go into mining production, before we initiate a major drilling program, we will have to obtain an environmental impact statement authorization. This could potentially take more than 10 months to obtain and could potentially be refused. New regulations, if any, could increase our time and costs of doing business and prevent us from carrying out our exploration program. These factors could prevent us from becoming profitable.

If we do not find a joint venture partner for the continued development of our mineral property, we may not be able to advance the exploration work.

          If the initial results of our mineral exploration program are successful, we may try to enter into a joint venture agreement with a partner for the further exploration and possible production of our mineral property. We would face competition from other junior mineral resource exploration companies if we attempt to enter into a joint venture agreement with a partner. The possible partner could have a limited ability to enter into joint venture agreements with junior exploration programs and will seek the junior mineral resource exploration companies which have the properties that they deem to be the most attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mineral property to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you may lose your entire investment in this offering.

Because our executive officers have limited experience in mineral exploration and does not have formal training specific to the technicalities of mineral exploration, there is a higher risk that our business will fail.

          Our executive officers have limited experience in mineral exploration and do not have formal training as geologists or in the technical aspects of management of a mineral resource exploration company. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan for the exploration of our mineral property. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry. Our decisions and choices may not take into account standard engineering or managerial approaches mineral resource exploration companies commonly use. Consequently, the lack of training and experience of our management in this industry could result in management making decisions that could result in a reduced likelihood of our being able to locate commercially exploitable reserves on our mineral property with the result that we would not be able to achieve revenues or raise further financing to continue exploration activities. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and our business will likely fail and you will lose your entire investment in this offering.

Because our executive officers have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operation, causing our business to fail.

          Our executive officers devote approximately 15% of their working time on providing management services to us. If the demands on our executive officers from their other obligations increase, they may no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

Because of the fiercely competitive nature of the mining industry, we may be unable to maintain or acquire attractive mining properties on acceptable terms which will materially affect our financial condition.

          The mining industry is competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

          All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers and directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under United States federal and state securities laws against us or our officers and directors.

Risks Associated With Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

          There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in shares of our common stock. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of exploration stage companies, which may affect the market price of our common stock in a materially adverse manner.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock in this offering.

          We do not currently anticipate declaring and paying dividends to our stockholders in the foreseeable future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of shares of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, which currently do not intend to pay any dividends on shares of our common stock for the foreseeable future.

Since our common stock has never been traded, if a market ever develops for our common stock, the price of our common stock is likely to be highly volatile and may decline after the offering. If this happens, investors may have difficulty selling their shares and may not be able to sell their shares at all.

          There is no public market for our common stock and we cannot assure you that a market will develop or that any stockholder will be able to liquidate his, her, or its investment without considerable delay, if at all. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

  variations in our quarterly operating results;

  changes in market valuations of similar companies; and

  the loss of key management.

          The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

          Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. The selling stockholders are offering up to 33.33% of the issued and outstanding shares of our common stock. As a result of such offering, a substantial number of shares of our common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Because we can issue additional shares of our common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

          We are authorized to issue up to 100,000,000 shares of common stock and 100,000,000 shares of preferred stock. As of September 19, 2008, there were 4,500,000 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our company in the future.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

          Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

          In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for shares of our common stock.

          Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for future operations. In some cases, you can identify forward-looking statements by the use of terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. Examples of forward-looking statements made in this prospectus include statements about:

  Our future exploration programs and results; and

  Our future capital expenditures.

          These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

  risks and uncertainties relating to the interpretation of sampling results, the geology, grade and continuity of mineral deposits;

  risks and uncertainties that results of initial sampling and mapping will not be consistent with our expectations;

  mining and development risks, including risks related to accidents, equipment breakdowns, labor disputes or other unanticipated difficulties with or interruptions in production;

  the potential for delays in exploration activities;

  risks related to the inherent uncertainty of cost estimates and the potential for unexpected costs and expenses;

  risks related to commodity price fluctuations;

  the uncertainty of profitability based upon our limited history;

  risks related to failure to obtain adequate financing on a timely basis and on acceptable terms for our planned exploration project;

  risks related to environmental regulation and liability;

  risks that the amounts reserved or allocated for environmental compliance, reclamation, post-closure control measures, monitoring and on-going maintenance may not be sufficient to cover such costs;

  risks related to tax assessments;

  political and regulatory risks associated with mining development and exploration; and

  other risks and uncertainties related to our mineral property and business strategy.

          Any of these risks could cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements contained in this prospectus.

          While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

THE OFFERING

          This prospectus covers the resale by the selling stockholders named in this prospectus of up to 1,500,000 shares of common stock which were issued pursuant to a private placement offering made by us pursuant to Regulation S under the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at a fixed price $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. We, however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

USE OF PROCEEDS

          The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with the registration statement and prospectus. We estimate the total costs that will be incurred by our company in connection with the registration statement and prospectus will be approximately $31,655.90.

DETERMINATION OF OFFERING PRICE

          The selling stockholders may sell their shares of our common stock at a fixed price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market. We cannot provide our investors with any assurance that our common stock will ever be quoted on the OTC Bulletin Board or traded on any exchange. The offering price of $0.10 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

DILUTION

          The common stock to be sold by the selling stockholders is 1,500,000 shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

          The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 1,500,000 shares of common stock to be registered, the numbers in the table below representing the amount and percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his or her shares of common stock in the offering.

          The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of September 19, 2008 and the number of shares of common stock covered by this prospectus.

          Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. All of the selling stockholders are family members, close personal friends or business associates of Michael Addams, our officer and director, and Mr. Addams contacted each of the selling stockholders on an individual basis.

Name of Selling Stockholder(1)	Shares owned by the Selling Stockholder before the Offering(2)	Total Shares Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(3)
			# of Shares	% of Class
Pranel Singh	90,000	90,000	Nil	0%
Cale Atkinson	10,000	10,000	Nil	0%
Jessika Von Innerebner	10,000	10,000	Nil	0%
Justin Halabi	10,000	10,000	Nil	0%
Joel Poirier	10,000	10,000	Nil	0%
Tim Kneeland	10,000	10,000	Nil	0%
Nitin Kohli	50,000	50,000	Nil	0%
Trevor Cockrell	90,000	90,000	Nil	0%
Neelam Dhanda	30,000	30,000	Nil	0%
Justin Pham	60,000	60,000	Nil	0%
Jasween Singh	10,000	10,000	Nil	0%
Catalina Baciu	90,000	90,000	Nil	0%
Gert Ng	10,000	10,000	Nil	0%
Geoffery Ng	10,000	10,000	Nil	0%
Dan Pultr	10,000	10,000	Nil	0%
Nitesh Prakash	90,000	90,000	Nil	0%
Josalba Shutermeja	15,000	15,000	Nil	0%
Tatiana Egorova	40,000	40,000	Nil	0%
Janice Addams Atkinson(4)	60,000	60,000	Nil	0%
Glen Atkinson(5)	90,000	90,000	Nil	0%
Andrew Wyka	20,000	20,000	Nil	0%
Nathan Malley	10,000	10,000	Nil	0%
Andrew Tai dba Tai Consulting	10,000	10,000	Nil	0%
Sarah Yu	60,000	60,000	Nil	0%
Krystal Ng	10,000	10,000	Nil	0%

Name of Selling Stockholder(1)	Shares owned by the Selling Stockholder before the Offering(2)	Total Shares Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(3)
			# of Shares	% of Class
Tracey Belcourt	60,000	60,000	Nil	0%
Todd Xuen Pham	90,000	90,000	Nil	0%
Ryan Addams(6)	90,000	90,000	Nil	0%
Pauline Teotico	10,000	10,000	Nil	0%
Robert Robertson	10,000	10,000	Nil	0%
Sujata Naidu	10,000	10,000	Nil	0%
Stephen Mulgrew	10,000	10,000	Nil	0%
Michael Ser	50,000	50,000	Nil	0%
G. Ron Norton	90,000	90,000	Nil	0%
Inga Groberman	90,000	90,000	Nil	0%
Danielle Da Cruz	85,000	85,000	Nil	0%
Totals	1,500,000	1,500,000	Nil	0%

Notes
(1)

The respective selling stockholders acquired their respective shares from our company by way of a private placement offering that closed on July 16, 2008. We issued an aggregate of 1,500,000 common shares to the selling stockholders at an offering price of $0.10 per share for gross offering proceeds of $150,000 in offshore transactions relying on Rule 903 of Regulation S of the Securities Act of 1933.

(2)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(3)	These amounts are estimates and assume all of the shares of common stock offered are sold. Based on 4,500,000 common shares issued and outstanding on September 19, 2008.

(4)	Janice Addams Atkinson is Michael Addams’s mother, living at a different address.

(5)	Glen Atkinson is Michael Addams’s stepfather, living at a different address.

(6)	Ryan Addams is Michael Addams’s brother, living at a different address.

          We may require the selling stockholder to suspend the sales of the shares of our common stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

          The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a fixed price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation on the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. We cannot provide our investors with any assurance that our common stock will be quoted on the OTC Bulletin Board or traded on any exchange. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

3.	an exchange distribution in accordance with the rules of the exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions; and

6.	a combination of any aforementioned methods of sale.

          The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144 under the Securities Act of 1933.

          In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

          In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

          The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

          From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act of 1933, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

          To the extent required under the Securities Act of 1933, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to the registration statement of which this prospectus forms a part will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

          We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

          The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

          All expenses of the registration statement and prospectus including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

          Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 under the Securities Act of 1933 rather than pursuant to this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

          Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of September 19,

2008, there were 4,500,000 shares of our common stock issued and outstanding held by 38 holders of record of our common stock. We have not issued any shares of preferred stock.

Common Stock

          Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock possess all voting power. Generally, when a quorum is present or represented at any meeting of stockholders, the vote of the holders of a majority of the common stock present in person or represented by proxy is sufficient to elect members of our board of directors or to decide any question brought before such meeting, subject to any voting rights granted to holders of any preferred stock. Generally, the holders of at least 10% of the common stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business, subject to any voting rights granted to holders of any preferred stock. Our articles of incorporation do not provide for cumulative voting in the election of directors.

          Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors.

          Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

          The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Preferred Stock

          Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the state of Nevada.

          We shall not declare, pay or set apart for payment any dividend or other distribution in respect of our common stock, nor shall we redeem, purchase or otherwise acquire for consideration shares of any of our common stock, unless dividends, if any, payable to holders of our preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of our preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of our preferred stock, as fixed by our board of directors.

          In the event of the liquidation of our company, holders of our preferred stock shall be entitled to receive, before any payment or distribution on our common stock, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such preferred stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such preferred stock (whether or not earned or declared) to the date of such distribution. For the foregoing purpose, our articles of incorporation provide that neither the sale, lease or exchange of all or substantially all of the property and assets of our company, nor any consolidation or merger of our company, shall be deemed to be a liquidation.

Warrants

          As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

          As of the date of this prospectus, there are no outstanding options to purchase our securities. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

          As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Change of Control

          There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

INTEREST OF NAMED EXPERTS AND COUNSEL

          No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

          The financial statements of our company included in this prospectus have been audited by Moore & Associates, Chartered, Certified Public Accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

          Clark Wilson LLP, of Suite 800 - 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

INFORMATION WITH RESPECT TO OUR COMPANY

DESCRIPTION OF BUSINESS

Overview

          We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We were incorporated in the state of Nevada on January 16, 2008. On June 2, 2008, we acquired a 100% interest in a mining concession that we refer to as the Venado property. The Venado property is located in the municipality of Sinaloa, state of Sinaloa. Exploration of this mining concession is required before a final determination as to its viability can be made. On May 1, 2008, we incorporated our wholly owned subsidiary, Trimex Exploracion, S.A. de C.V. in Mexico in order to hold our property in Mexico.

           We have not commenced our planned exploration program. Our plan of operations is to carry out exploration work on our Venado property in order to ascertain whether it possesses commercially exploitable quantities of gold, silver, and other metals. We intend to primarily explore for gold and silver, but if we discover that our mineral property hold potential for other minerals that our management determines are worth exploring further, then we intend to explore for those other minerals. We will not be able to determine whether or not the Venado property contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work indicates economic viability.

Exploration Stage Company

          We are an exploration stage company. We are considered an exploration stage company as we are involved in the examination and investigation of the mineral property that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on our property, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

Acquisition of the Venado Property

          On June 2, 2008, we entered into a cession mining rights agreement with Minera Canvista, S.A. de C.V , through our Mexican subsidiary, Trimex Exploracion, S.A. de C.V. Pursuant to the cession mining rights agreement, we acquired a 100% interest in a mining concession known as the Venado property in consideration for the sum of $20,000. Pursuant to the cession mining rights agreement, Minera Canvista, S.A. de C.V. also renounced any right to collect royalties for any production proceeds in the event that we proceed to the production stage on the Venado property. We selected the Venado property based on our review of historical exploration reports on the property and our management’s determination that the property contains potential mineralization.

Planned Exploration Program

          Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on our property. Once we complete each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our management will make these decisions based upon the recommendations of the independent geologist who oversees the program and records the results.

          We intend to conduct a two phase exploration program for the Venado property. The first phase of our exploration program is intended to commence in the middle of November and is anticipated to cost approximately $10,000. This phase is expected to consist of an intense program of mapping and prospecting through the property. If the results of the first phase of our exploration program warrant the continuation into the second phase of the program, we intend to conduct the second phase of the program consisting of detailed follow-up sampling and mapping of the entire property. This phase will cost approximately $20,000. The existence of commercially exploitable mineral deposits in the Venado property is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration program.

Competition

          We are a new junior mineral resource exploration company. We were incorporated on January 16, 2008 and our operations are not well-established. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

          We will also compete with other junior mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral resource exploration companies. The presence of competing junior mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

          We will also compete with other junior and senior mineral resource exploration companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Governmental Regulations

          In Mexico, mineral resources belong to the Mexican nation and all mining activity requires a concession from the federal government. A concession is granted over free land, pursuant to the first in time, first right principle, which establishes that the first person to request a concession over a portion of land will have the right to the same, provided all other requirements under the Mining Law of Mexico and its associated regulations are met.

          A concession owner can perform:

  exploration works on the ground to identify mineral deposits and quantifying and evaluating economically viable reserves and accordingly perform work to develop areas containing mineral deposits; and

  exploitation works to detach and extract minerals from such deposits.

          Only Mexican nationals or legal entities incorporated under Mexican law may hold concessions, although there are no restrictions on foreign ownership of such entities. Mining concessions are granted for 50 years, and can be renewed for another 50 years. The main obligations to keep them are the semi-annual payment of mining duties (taxes), based on the surface area of the concession, and the performance of work in the areas covered by the concessions, which is evidenced by minimum expenditures or by the production of ore.

          In connection with mining and exploration activities in the Venado property, we are subject to extensive Mexican federal, state and local laws and regulations governing the protection of the environment, including laws and regulations relating to protection of air and water quality, hazardous waste management and mine reclamation as well as the protection of endangered or threatened species.

          Currently, we are not required to submit any environmental impact statement to the Mexican government for our proposed two phase exploration program on the Venado property because exploration activities such as mapping and sampling do not require the preparation of the environmental impact statement. However, if, after we conduct our two phase exploration program on the Venado property, we decided to conduct a full drilling program, we will have to prepare the environmental impact statement to be submitted to the Mexican government, which will describe the anticipated environmental impact of our planned drilling program, as well as outlining our planned actions to minimize any potential environmental damage. Studies required to support the environmental impact statement include a detailed analysis of the area, among others: soil, water, vegetation, wildlife, cultural resources and socio-economic impacts. In reviewing the environmental impact statement, the Mexican government looks at potential impact on national Mexican environment, as well as reviewing for local concerns such as proximity to water supplies or potential interference with local farms. The Mexican government has ten days to respond after we file the environmental impact statement, and if it does not respond, authorization is deemed to have been granted. If the Mexican government does respond, then the time within which authorization will be granted can be increased to six to twelve months or longer. It is also possible that no authorization will be granted if the Mexican government is not satisfied that appropriate measure will be taken to protect the environment.

Employees

          As of the date of this prospectus, we have no employees other than our directors and officers. We retained a consulting geologist and intend to retain further consultants on a contract basis to conduct the work program on our mineral property in order to carry out our plan of operations.

          On January 17, 2008, we entered into a consulting services agreement with Ezra Jimenez, a Mexican lawyer. Pursuant to the agreement, Mr. Jimenez has provided us with advisory services with respect to issues arising for incorporation of our subsidiary in Mexico as well as legal and business affairs related with mining issues. We pay Mr. Jimenez an hourly fee of CDN$150 plus goods and services tax and all reasonable disbursements or expenses.

          On June 1, 2008, we entered into a contract for consulting services with Foremost Geological Consulting. Pursuant to the agreement, Foremost Geological Consulting has provided us with services such as planning, coordinating and performing exploration work on our property and compiling and reviewing geological, geochemical and geophysical data on our property. We pay Foremost Geological Consulting $500 per day and goods and services tax and all reasonable out-of-pocket expenses.

DESCRIPTION OF PROPERTY

          Our principal executive office consisting of 250 square feet is located at 2200 – 1177 West Hastings Street, Vancouver, British Columbia V6E 2K3, Canada. We use an office leased by Aaron Ui, our president, chief executive officer, and director, as our principal executive office, but Mr. Ui does not charge us for rent. Mr. Ui leases the office monthly.

The Venado Property

Property Description and Ownership Interest

          We own a 100% interest in the mining concession that we refer to as the Venado property. The Venado property consists of a mining concession totalling 4,861.8752 hectares located within the municipality of Sinaloa of the state of Sinaloa. The mining concession has a claim title number of 229040 and was issued on February 27, 2007 and is granted for 50 years.

          On June 2, 2008, we entered into a cession mining rights agreement with Minera Canvista, S.A. de C.V , through our Mexican subsidiary, Trimex Exploracion, S.A. de C.V. Pursuant to the cession mining rights agreement, we acquired a 100% interest in a mining concession known as the Venado property in consideration for the sum of $20,000. Pursuant to the cession mining rights agreement, Minera Canvista, S.A. de C.V. also renounced any right to collect royalties for any production proceeds in the event that we proceed to the production stage on the Venado property.

Location

          The Venado property is located in the municipality of Sinaloa, state of Sinaloa. It is located 152 kilometers in straight line to the northwest of the city of Culiacan, in straight line to the northeast to the township of Guasave, 42 kilometers in straight line to the northeast from the township of Sinaloa, 8 kilometers in straight line to the southwest from the township of San Jose de Gracia, and 16 kilometers to the northeast of the township of Los Mezquites.

          A map showing the location of the Venado property is provided below:

The Venado Property

Exploration History

          Historically, this area has been mined by small miners and prospectors. All prior production in this area has been mainly grass-roots, small family operations. No drilling has ever taken place on the property.

Present Condition

          The Venado property presently does not have any known mineral reserves. There are some underground Artizno mines on the property. There is no plant or equipment located on the property.

Access

          Access to the Venado property can be gained by heading northeast by a car from the city of Guasave in the state of Sinaloa, passing through the townships of Estacion Bamoa, Sinaloa de Leyva, Buchinari and Los Mezquites, for a total travel of 78 kilometers. From the township of Los Mezquites, the Venado property can be reached by walking for 16 kilometers.

Infrastructure

          The basic services on the Venado property can be obtained from the township of Los Mezquites, which is the closest township from the Venado property. The township of Los Mezquites has electricity, tube water, school, rural phone, soil ground and medical dispensary. Also there are plants to concentrate minerals in San Jose de Gracia and within the limits of the townships of Sinaloa and Mocorito. Both plants operate minerals through selective flotation method and are owned by individuals. With respect to the mining laborers, it is unknown if there is any in the region, so they must be brought from other locations, because the local laborers are dedicated to agriculture, cattle raising, and carpentry.

Geology

          The rocks in abundance match the metamorphic Paleozoic sequence, which constitutes the foundation of the area and is composed by a slate that varies from black to grey color, turning reddish wherever it is more oxidized. The sequence shows parallel foliation with small quartz and calcite veinlets in all directions, and in some spots, with hematite and limonite oxides. To the southwest of this sequence, there is a big mass of rocks with rhyolite and quartz composition.

          The mineralization origin is considered hydrothermal of fissure fillings with epithermal minerals, such as gold and silver, with presence of mesothermal disseminated pyrite. These minerals are associated to quartz structures within the bedrock (slates).

Current State of Exploration and Planned Exploration Program

          We have not conducted any work on the Venado property. Our consulting geologist, Ian Foreman recommended the completion of a two phase preliminary exploration program which is summarized below. We have determined, based on the recommendation of our consulting geologist, to proceed with this exploration program.

Phase	Description of Phase of Exploration	Estimated Cost

Phase I	Intense program of mapping and prospecting throughout the property	$10,000

Phase II	Detailed follow-up sampling and mapping of the entire property	$20,000

Phase I

          The first phase of the exploration program is intended to be comprised of an intense program of mapping and prospecting throughout the property with special attention paid to the three areas (which we refer to as Agua Hedionda, Los Nachos, and Los Metates). Each of these areas of known mineralization will be re-sampled and all locations will be located using GPS, mapped in detail and photographed. We will try to sample the material within the workings as well as get a sense of the geological model and the exploration potential. We intend to engage in prospecting wherever access is not too difficult.

          We estimate that the first phrase of the exploration program will cost $10,000. This work will be conducted by a team of a consulting geologist and 5 to 10 Mexican assistants. The first phase of the exploration program should take approximately two weeks and we expect to conduct this phase of the program in the middle of November, 2008 as that is the tail end of the wet season.

Phase II

          If the results of the first phase of the exploration program warrant the continuation into the second phase of the program, we intend to conduct the second phase of the program. The second phase of the exploration program will be comprised of detailed follow-up sampling and mapping of the entire property. Detailed follow-up sampling would involve the digging of trenches by a small team of 5 to 10 Mexican assistants and additional sampling of mineralization. If possible, we will try to prospect/map the entire property at a scale of 1:5,000. We also intend to talk to the elders of the local villages in order to find out if there are older workings/mines that have not been transferred into the public record.

          We estimate that the second phase of the exploration program will cost $20,000. This work will be conducted by a team of a consulting geologist and between five to ten Mexican assistants. We expect the second phase to take about 30 days.

          We engaged Foremost Geological Consulting in Vancouver, British Columbia, Canada in order to conduct our exploration program on the Venado property. A consulting geologist from Foremost Geological Consulting will lead our exploration program on the Venado property.

          We plan to continue exploration of our Venado property for so long as the results of the geological exploration that we complete indicate the further exploration of the Venado property is recommended. If we determine not to proceed with further exploration of our Venado property because of results from geological exploration that indicate that further exploration is not recommended, we will attempt to acquire an interest in a new resource property. Due to our limited finances, there is no assurance that we would be able to acquire an interest in a new property that merits further exploration. If we were to acquire an interest in a new property, then our plan would be to conduct resource exploration of the new property. In any event, we anticipate that our acquisition of a new property and any exploration activities that we would undertake will be subject to our achieving additional financing, of which there is no assurance.

LEGAL PROCEEDINGS

          We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

          There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. Other than the shares of our common stock being offered under this prospectus, there are no shares of our common stock that is being, or have been proposed to be, publicly offered, the offering of which could have a material effect on the market price of our common stock.

Rule 144

          None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933. The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the periodic reporting requirements of the Securities Exchange Act of 1934 for at least three months before the sale.

Sales under Rule 144 by Affiliates

          Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

  1% of the number of shares of common stock then outstanding; and

  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

          Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 by Non-Affiliates

          Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares of common stock without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his, her, or its shares of common stock between 6 months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Holders

          There are currently 38 holders of record of our common stock. Our transfer agent is Wall Street Transfer Agents Inc., located at 12492 Harris Road, Pitt Meadows, British Columbia V3Y 2J4, Canada.

Dividend Policy

          We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

          We shall not declare, pay or set apart for payment any dividend or other distribution in respect of our common stock, nor shall we redeem, purchase or otherwise acquire for consideration shares of any of our common stock, unless dividends, if any, payable to holders of our preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of our preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of our preferred stock, as fixed by our board of directors.

          Other than as stated above, there are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or

  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no long-term incentive plans.

FINANCIAL STATEMENTS

Consolidated Financial Statements for the Fiscal Year Ended June 30, 2008

Trimex Exploration Inc.
(An Exploration Stage Company)

Financial Statements

June 30, 2008

(Presented In US Dollars)

MOORE & ASSOCIATES, CHARTERED
     ACCOUNTANTS AND ADVISORS
              PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Trimex Exploration Inc.
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheet of Trimex Exploration Inc. (An Exploration Stage Company) as of June 30, 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows since inception on January 16, 2008 through June 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trimex Exploration Inc. (An Exploration Stage Company) as of June 30, 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows since inception on January 16, 2008 through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the loss of $44,793 and lack of any revenue raised substantial doubt as to the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada
September 4, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Trimex Exploration Inc.
(An Exploration Stage Company)
Consolidated Balance Sheet
(Presented in US Dollars)

As at June 30, 2008

Assets
Current
Cash	$109,091
Funds held in trust	4,562

Total assets	$113,653

Liabilities
Current
Accounts payable and accrued liabilities	$11,946

Stockholders' Equity
Capital stock (Note 4)
Authorized:
100,000,000 preferred shares, par value $0.001 per
share100,000,000 common shares, par value $0.001 per share
Issued and outstanding:
Nil preferred shares
3,000,000 common shares	3,000
Share subscriptions payable	116,500
Additional paid-in capital	27,000
Deficit accumulated during the exploration stage	(44,793)
Total stockholders' equity	101,707

Total liabilities and stockholders' equity	$113,653

Nature of operations and going concern (Note 1)

The accompanying notes are an integral part of these financial statements.

Trimex Exploration Inc.
(An Exploration Stage Company)
Consolidated Statement of Operations
(Presented in US Dollars)

For the Period from Inception on January 16, 2008 to June 30, 2008

General and administrative expenses
Accounting and legal	$17,767
Bank charges	111
Consulting	3,481
Office expenses	183
Travel	3,127
Total general and administrative expenses	24,793

Impairment of mineral property	20,000

Loss before income taxes	(44,793)

Income tax expense (Note 6)	-

Net loss and comprehensive loss	$(44,793)

Basic and diluted loss per common share	$(0.01)

Weighted average number of basic and diluted
common shares outstanding	3,000,000

The accompanying notes are an integral part of these financial statements.

Trimex Exploration Inc.
(An Exploration Stage Company)
Consolidated Statement of Cash Flows
(Presented in US Dollars)

For the period from Inception on January 16, 2008 through June 30, 2008

Cash provided by (used in)
Operating activities
Net loss	$(44,793)
Changes in operating assets and liabilities
Accounts payable and accrued liabilities	11,946
Cash used in operating activities	(32,847)

Financing activities
Subscriptions received in advance	116,500
Issuance of common stock	30,000
Cash provided by financing activities	146,500

Net increase in cash	113,653

Cash, beginning of period	-

Cash, end of period	$113,653

Supplemental cash flow information
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

Trimex Exploration Inc.
(An Exploration Stage Company)
Consolidated Statement of Stockholders' Equity
(Presented in US Dollars)

For the Period from Inception on January 16, 2008 through June 30, 2008

					Deficit
					accumulated
	Common stock		Additional	Share	during
	Number of		paid-in	subscriptions	exploration
	Shares	Amount	capital	payable	stage	Total

Balance at inception	-	$-	$-	$-	$-	$-
Issuance of common stock
for cash at $0.01 per share on
January 16, 2008	3,000,000	3,000	27,000	-	-	30,000
Share subscriptions received				116,500		116,500
Net loss for the period	-	-	-	-	(44,793)	(44,793)
Balance, June 30, 2008	3,000,000	$3,000	$27,000	$116,500	$(44,793)	$101,707

The accompanying notes are an integral part of these financial statements.

Trimex Exploration Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Presented in US dollars)

June 30, 2008

1.	Nature of Operations and Going Concern

Trimex Exploration Inc. (the “Company”) was incorporated in the State of Nevada on January 16, 2008. The Company is engaged in the exploration, development, and acquisition of mineral properties.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern; accordingly, they do not give effect to adjustment that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. Management plans to raise cash from public or private debt or equity financing on an as needed basis and in the longer term, to generate revenues from the acquisition, exploration and development of mineral interests, if found. The Company’s ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters cannot be predicted at this time.

2.	Significant Accounting Policies

	a)	Consolidation

These consolidated financial statements include the accounts of the company’s wholly owned Mexican subsidiary, Trimex Exploracion S.A. de C.V. All significant intercompany transactions and balances have been eliminated.

	b)	Exploration Stage Company

The Company is considered to be in the exploration stage. The Company is devoting substantially all of its present efforts to exploring and identifying mineral properties suitable for development.

	c)	Accounting Principles

The accounting and reporting policies of the Company conform to United States generally accepted accounting principles applicable to exploration stage enterprises.

	d)	Mineral Property Exploration

The Company is in the exploration stage and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration, and development of mineral properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be depreciated using the units-of-production method over the estimated life of the probable reserve.

Trimex Exploration Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Presented in US dollars)

June 30, 2008

2.	Significant Accounting Policies (continued)

	e)	Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with SFAS 143. This standard requires recognition of legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and the normal operation of a long-lived asset. Such asset retirement cost must be recognized at fair value, when a reasonable estimate of fair value can be made, in the period in which it is incurred, added to the carrying value of the asset and amortized into income on a systematic basis over its useful life.

As at June 30, 2008 the Company has not incurred any asset retirement obligations.

	f)	Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. Dollar. All transactions initiated in foreign currencies are translated into U.S. dollars in accordance with SFAS No. 52 "Foreign Currency Translation" as follows:

		i)	monetary assets and liabilities at the rate of exchange in effect at the balance sheet date;
		ii)	non-monetary assets at historical rates; and
		iii)	revenue and expense items at the average rate of exchange prevailing during the period.

Gains and losses from foreign currency transactions are included in the statement of operations.

	g)	Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing the net loss by the weighted average number of shares outstanding during the period. Diluted loss per share is the same as basic loss per share, as there are no common stock equivalents at June 30, 2008.

	h)	Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

Trimex Exploration Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Presented in US dollars)

June 30, 2008

2.	Significant Accounting Policies (continued)

	i)	Income Taxes

Income taxes are provided for using the liability method of accounting. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred tax assets for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

	j)	Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash equivalents.

	k)	Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.”

As at June 30, 2008, the Company had no revenues to report.

	l)	Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those reported.

3.	Mineral property interest

On June 2, 2008, the Company, through its subsidiary, acquired a 100% interest in a mineral claim located in the state of Sinaloa, Mexico from an unrelated party, for cash consideration of $20,000.

Trimex Exploration Inc.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Presented in US dollars)

June 30, 2008

4.	Capital Stock

During the period ended June 30, 2008, the Company issued 3,000,000 shares of common stock to directors of the Company for total proceeds of $30,000.

Subsequent to June 30, 2008, the Company completed a private placement of 1,500,000 shares of common stock of the Company at a price of $0.10 per share for aggregate proceeds of $150,000. As at June 30, 2008, subscriptions of $116,500 had been received.

5.	Financial Instruments

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities, due to related parties. It is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. Because of the short maturity and capacity of prompt liquidation of such assets and liabilities, the fair values of these financial instruments approximate their carrying values.

The Company may operate outside the United States of America and thus may have significant exposure to foreign currency risk in the future due to the fluctuations between the currency in which the Company operates and the U.S. dollar.

6.	Income Taxes

A reconciliation of income taxes at statutory rates with the reported income taxes is as follows:

Loss before income taxes	$(44,793)

Income tax recovery at statutory rate - 15%	6,719
Unrecognized benefit of operating losses	(6,719)
$-

The significant components of the Company’s future income tax assets are as follows:

Operating losses carried forward	$6,719
Valuation allowance	(6,719)
$-

At June 30, 2008 the Company has available net operating losses of approximately $45,000 which may be carried forward to apply against future taxable income. These losses will expire in 2028. Future tax benefits of these losses have not been recognized in these accounts due to uncertainty that they will be realized.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

          The following discussion should be read in conjunction with our audited financial statements for the year ended June 30, 2008 and the related notes that appear elsewhere in the prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in the prospectus, particularly in the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Company Overview

          We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We were incorporated in the state of Nevada on January 16, 2008. On June 2, 2008, we acquired a 100% interest in a mining concession that we refer to as the Venado property. The Venado property is located in the municipality of Sinaloa, state of Sinaloa. Exploration of this mining concession is required before a final determination as to its viability can be made. On May 1, 2008, we incorporated our wholly owned subsidiary, Trimex Exploracion, S.A. de C.V. in Mexico for the sole purpose of holding our property interest in Mexico.

           We have not commenced our planned exploration program. Our plan of operation is to carry out exploration work on our Venado property in order to ascertain whether it possesses commercially exploitable quantities of gold, silver, and other metals. We intend to primarily explore for gold and silver, but if we discover that our mineral property hold potential for other minerals that our management determines are worth exploring further, then we intend to explore for those other minerals. We will not be able to determine whether or not the Venado property contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work indicates economic viability. We have determined to proceed with a two phase exploration program with estimated costs of $30,000.

Fiscal 2008 Overview

          Our focus in fiscal 2008 was to advance our ownership of a mineral property through:

  evaluating mineral properties; and

  the acquisition of a mineral property.

          In fiscal 2008 we advanced our business plan by:

  completing organizational activities;

  evaluating mineral properties;

  the acquisition of the Venado property; and

  raising $30,000 to fund our acquisition and exploration activities.

Principal Factors Affecting Our Results of Operations

          Our audited financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

          We believe the key determinants of our operating and financial results are:

  the state of capital markets, which affects our ability to finance our exploration activities; and

  prices for metals, particularly gold and silver.

          There is no assurance that commercially exploitable reserves of gold or silver exist on our Venado property. In the event that commercially exploitable reserves of gold or silver exist on our Venado property, there is no guarantee that we will make a profit. If we cannot acquire or locate gold or silver deposits, or if it is not economical to recover the gold or silver deposits, our business and operations will be materially adversely affected.

Revenues

          We have had no revenues since our inception on January 16, 2008 and do not expect to generate any revenues in the foreseeable future.

Expenses

          Our primary expenses consist of mineral property exploration expenditures and general and administrative expenses.

Critical Accounting Policies

          The following are the accounting policies that we consider to be critical accounting policies. Critical accounting policies are those that are both important to the portrayal of our financial condition and results and those that require the most difficult, subjective, or complex judgments, often as results of the need to make estimates about the effect of matters that are subject to a degree of uncertainty.

Exploration Stage Company

          We are considered to be in the exploration stage. We are devoting substantially all of present efforts to exploring and identifying mineral properties suitable for development.

Accounting Principles

          Our accounting and reporting policies conform to United States generally accepted accounting principles applicable to exploration stage enterprises.

Mineral Property Exploration

          We are in the exploration stage and have not yet realized any revenues from our planned operations. We are primarily engaged in the acquisition, exploration, and development of mineral properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be depreciated using the units-of-production method over the estimated life of the probable reserve.

Asset Retirement Obligations

          We account for asset retirement obligations in accordance with SFAS 143. This standard requires recognition of legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and the normal operation of a long-lived asset. Such asset retirement cost must be recognized at fair value, when a reasonable estimate of fair value can be made, in the period in which it is incurred, added to the carrying value of the asset and amortized into income on a systematic basis over its useful life.

          As at June 30, 2008 we have not incurred any asset retirement obligations.

Foreign Currency Translation

          Our functional and reporting currency is the United States dollar. All transactions initiated in foreign currencies are translated into the United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation" as follows:

  monetary assets and liabilities at the rate of exchange in effect at the balance sheet date;

  non-monetary assets at historical rates; and

  revenue and expense items at the average rate of exchange prevailing during the period.

          Gains and losses from foreign currency transactions are included in the statement of operations.

Basic and Diluted Loss Per Share

          Basic loss per share is computed by dividing the net loss by the weighted average number of shares outstanding during the period. Diluted loss per share is the same as basic loss per share, as there are no common stock equivalents at June 30, 2008.

Financial Instruments

         Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

Income Taxes

          Income taxes are provided for using the liability method of accounting. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We provide for deferred tax assets for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Cash and Cash Equivalents

          For purposes of the statement of cash flows, cash includes demand deposits, saving accounts and money market accounts. We consider all highly liquid debt instruments with maturities of three months or less when purchased to be cash equivalents.

Revenue Recognition

          We recognize revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements.” As at June 30, 2008, we had no revenues to report.

Estimates

          The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those reported.

Selected Financial Information

          The following table sets forth selected financial information for the year ended June 30, 2008. This summary of selected financial information is derived from, and should be read in conjunction with, and is qualified in its entirety by reference to, our audited financial statements for the year ended June 30, 2008 and the related note disclosures.

State of Operations Data	From January 16, 2008 to June 30, 2008
Revenue	$0
General and administrative expenses	$24,793
Impairment of mineral property	$20,000
Net loss and comprehensive loss	$44,793
Basic and diluted loss per share	$0.01

General and Administrative Expenses	From January 16, 2008 to June 30, 2008
Accounting and legal	$17,767
Bank charges	$111
Consulting	$3,481
Office expenses	$183
Travel	$3,127
Total general and administrative expenses	$24,793

          The disclosure that follows is a discussion of our results of operations for the fiscal year ended June 30, 2008.

Results of Operations for Fiscal Year 2008

          Our fiscal 2008 operations were focused on the acquisition of our Venado property in state of Sinaloa, Mexico and organizational activities. We do not anticipate earning any revenues from operations until such time that commercial production commences on our mining properties for which we currently hold an interest or may acquire an interest in the future.

          We are presently in the exploration stage of our business and we cannot provide any assurance that we will discover commercially exploitable levels of mineral resources on our property, or if such resources are discovered, that we will enter into commercial production. In addition, numerous regulatory, practical, legal and other obstacles could adversely affect our ability to achieve profitable operations.

          For the year ended June 30, 2008, we incurred a net loss of $44,793. The primary contributors to our net loss for the year ended June 30, 2008 were general and administrative expenses of $24,793 and impairment of mineral property of $20,000.

Liquidity and Capital Resources

          Our cash and working capital positions as at June 30, 2008 were as follows:

At June 30, 2008
Cash	$109,091
Working Capital	$101,707

          Since our inception, we have relied on equity capital to fund our operations and mineral property acquisition and exploration activities. For the year ended June 30, 2008, we have raised $30,000 from the issuance of shares of our common stock and $116,500 from subscriptions received in advance. We used $32,847 in cash to fund our operating activities, leaving cash of $109,091 (not including funds held in trust of $4,562) and a working capital of $101,707 as at June 30, 2008.

          During fiscal 2008, we completed private placements for total proceeds of $30,000. On January 16, 2008, we issued an aggregate of 3,000,000 shares of our common stock to Aaron Ui, our president, chief executive officer, and director, and Michael Addams, our chief financial officer, secretary, treasurer, and director at a price of $0.01 per share for gross proceeds of $30,000. On July 16, 2008, we issued 1,500,000 shares of our common stock to 36 subscribers at an offering price of $0.10 per share for gross offering proceeds of $150,000.

          We intend to conduct a two phase exploration program for the Venado property. The first phase of our exploration program will begin in the middle of November and will cost approximately $10,000. This phase will consist of an intense program of mapping and prospecting through the property. If the results of the first phase of our exploration program warrant the continuation into the second phase of the program, we intend to conduct the second phase of the program consisting of detailed follow-up sampling and mapping of the entire property. This phase will cost approximately $20,000. The existence of commercially exploitable mineral deposits in the Venado property is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration program.

          Based upon our current financial condition, we anticipate that the current cash on hand is sufficient to operate our business through the end of fiscal 2008. We estimate that we will require approximately $50,000 to operate our business through the end of fiscal 2008. If needed, we plan to raise the capital required to satisfy our immediate short-term needs and additional capital required to meet our funding requirements for the next twelve months primarily through the continued financial support of our directors and stockholders and the continued issuance of equity to new stockholders. There is no assurance that we will be able to obtain further funds required for our continued working capital requirements. If we are not able to obtain additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Going Concern

          Because we had the net loss of $44,793 since our inception on January 16, 2008 through June 30, 2008 and do not have any revenue, in their report on the financial statements for the period ended June 30, 2008, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern.

Capital Expenditures

          Other than as set out herein, and as of June 30, 2008, we did not have any material commitments for capital expenditures. We are required to pay taxes of $2,300 a year for our Venado property in order to keep the concession in good standing.

Off-Balance Sheet Arrangements

          There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

          We have had no changes in or disagreements with our accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

          All directors of our company hold office until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and may be removed at any time by our board of directors. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Aaron Ui	President, Chief Executive Officer, and Director	27	January 16, 2008
Michael Addams	Chief Financial Officer, Secretary, Treasurer, and Director	28	January 16, 2008

Business Experience

          The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Aaron Ui – President, Chief Executive Officer, and Director

          Aaron Ui has been our president, chief executive officer, and director since our incorporation on January 16, 2008. Mr. Ui is a certified financial planner and a member of the Financial Planner Standards Council of Canada. Mr. Ui currently serves as a certified financial planner for CF Canada Financial Group, which he joined in 2001. Mr. Ui was president, chief executive officer, principal executive officer, and director of Mar Ked Mineral Exploration Inc. from August 22, 2006 to November 14, 2007. Mr. Ui devotes approximately 15% of his working time to our company.

Michael Addams – Chief Financial Officer, Secretary, Treasurer, and Director

          Mr. Addams has been our chief financial officer, secretary, treasurer, and director since our incorporation on January 16, 2008. Mr. Addams holds a Bachelor of Science in Business Management and is a registered mortgage broker who recently completed three years as Senior Mortgage Lender with GET Acceptance Corp. Prior to this, he worked as a mortgage broker for Spectrum Canada Mortgage Services for two years. Registered as a mortgage broker in good standing in both British Columbia and Alberta, Mr. Addams currently serves as the Western Canadian Sales Manager for Home N Work Mortgages. Mr. Addams has been in the mortgage finance industry for the last 5 years acting in the capacity of procuring investment monies for private mortgages, brokering mortgages, and managing an office. Mr. Addams devotes approximately 15% of his working time to our company.

Family Relationships

          There are no family relationships among our directors and officers.

Involvement in Certain Legal Proceedings

          Our directors, executive officers, promoters, and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

          No executive officer of our company or our subsidiary has received an annual salary and bonus that exceeded $100,000 during our most recently completed fiscal year. The following table shows the compensation received by our executive officers for the period indicated:

Summary Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Aaron Ui President and Chief Executive Officer(1)	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Michael Addams, Chief Financial Officer, Secretary and Treasurer(2)	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)	Aaron Ui was appointed as our president and chief executive officer on January 16, 2008.

(2)	Michael Addams was appointed as our chief financial officer, secretary and treasurer on January 16, 2008.

Stock Options and Stock Appreciation Rights

          During our fiscal 2008, we did not grant any stock options or stock appreciation rights to any of our executive officers.

Securities Authorized for Issuance under Equity Compensation Plans

          We have no equity compensation plans outstanding.

Employment Agreements

          We have not entered into any employment agreement or consulting agreements with our directors and executive officers.

Pension, Retirement or Similar Benefit Plans

          There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Compensation of Directors

          No director received and/or accrued any compensation for his services as a director during the fiscal 2008. We have no formal plan for compensating our directors for their services in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of September 19, 2008 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Aaron Ui 2200 – 1177 West Hastings Street Vancouver, British Columbia V6E 2K3 Canada	Common Stock	1,500,000	33.33%
Michael Addams 2200 – 1177 West Hastings Street Vancouver, British Columbia V6E 2K3 Canada	Common Stock	1,500,000	33.33%
Directors and Officers (2 – as a group)	Common Stock	3,000,000	66.67%
5% Stockholders
Aaron Ui 2200 – 1177 West Hastings Street Vancouver, British Columbia V6E 2K3 Canada	Common Stock	1,500,000	33.33%
Michael Addams 2200 – 1177 West Hastings Street Vancouver, British Columbia V6E 2K3 Canada	Common Stock	1,500,000	33.33%

(1)	Based on 4,500,000 shares of our common stock outstanding as of September 19, 2008.

Changes in Control

          We are unaware of any contract, or other arrangement or provision of our articles of incorporation or bylaws, the operation of which may at a subsequent date result in a change of control of our company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
AND CORPORATE GOVERNANCE

Transactions with Related Persons

          Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

          On January 16, 2008, we issued 1,500,000 shares of our common stock to Aaron Ui, our president, chief executive officer, and director at a price of $0.01 per share for gross proceeds of $15,000. On the same day, we issued 1,500,000 shares of our common stock to Michael Addams, our chief financial officer, secretary, treasurer, and director at a price of $0.01 per share for gross proceeds of $15,000.

Promoters and Certain Control Persons

          The promoters and control persons of our company are Aaron Ui, our president, chief executive officer, and director and Michael Addams, our chief financial officer, secretary, treasurer, and director.

Corporate Governance

          We currently act with two directors. As Aaron Ui is our president and chief executive officer and Michael Addams is our chief financial officer, secretary, and treasurer, neither Mr. Ui nor Mr. Addams is an “independent director” as the term is used in section 803 of the Amex Company Guide.

          We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that the members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors, consisting of Aaron Ui and Michael Addams. In addition, we believe that retaining one or more directors who would qualify as independent would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact the we have not generated any revenues from operations to date.

REPORTS TO STOCKHOLDERS

          We are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report. Upon the effective date of the registration statement, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Following such time, our Securities and Exchange Commission filings will be available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

          We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m.. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference rooms. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

          No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION’S POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Our articles of incorporation provide that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of our company) by reason of the fact that he or she is or was a director of our company or is or was serving as a director, officer, employee or agent of another entity at the request of our company or any predecessor of our company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incur in connection with such action or proceeding.

          Our bylaws also provide that we shall indemnify and hold harmless to the fullest extent legally permissible under the general corporation law of the state of Nevada every person who was or is a party or is threatened to be made a part to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for our benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

DEALER PROSPECTUS DELIVERY OBLIGATION

        Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholders. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$5.90

Accounting fees and expenses	$3,150

Legal fees and expenses	$25,000

Transfer agent and registrar fees	$3,500

Total	$31,655.90

INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Nevada corporation law provides that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

          We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

          Our articles of incorporation provide that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of our company) by reason of the fact that he or she is or was a director of our company or is or was serving as a director, officer, employee or agent of another entity at the request of our company or any predecessor of our company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incur in connection with such action or proceeding.

          Our bylaws also provide that we shall indemnify and hold harmless to the fullest extent legally permissible under the general corporation law of the state of Nevada every person who was or is a party or is threatened to be made a part to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for our benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by us is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

          On January 16, 2008, we issued 1,500,000 shares of our common stock to Aaron Ui, our president, chief executive officer, and director at a price of $0.01 per share for gross proceeds of $15,000. On the same day, we issued 1,500,000 shares of our common stock to Michael Addams, our chief financial officer, secretary, treasurer, and director at a price of $0.01 per share for gross proceeds of $15,000. We issued those shares to Messr. Ui and Addams relying on Section 4(2) of the Securities Act of 1933.

          On July 16, 2008, we issued 1,500,000 shares of our common stock to 36 subscribers at an offering price of $0.10 per share for gross offering proceeds of $150,000 in offshore transactions relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons as that term is defined in Regulation S.

EXHIBITS

Exhibit
Number	Description

3.1*	Articles of Incorporation

3.2*	Amended and Restated Bylaws

4.1*	Specimen Stock Certificate

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

10.1*	Subscription Agreement dated January 16, 2008 with Aaron Ui

10.2*	Subscription Agreement dated January 16, 2007 with Michael Addams

10.3*	Form of Subscription Agreement used in the private placement that closed on July 16, 2008 between our company and 36 investors

10.4*	Consulting Services Agreement dated January 1, 2008 between our company and Ezra Jimenez

10.5*	Contract for Consulting Services dated June 1, 2008 between our company and Foremost Geological Consulting

10.6*	Cession Mining Rights Agreement dated June 2, 2008 between Trimex Exploracion S.A. de C.V. and Minera Canvista S.A. de C.V.

21.1	Subsidiary of Trimex Exploration Inc.: Trimex Exploracion, S.A. de C.V., a Mexican corporation

23.1*	Consent of Moore & Associates, Chartered, Certified Public Accountants

23.2*	Consent of Clark Wilson LLP (included in exhibit 5.1)

24.1*	Power of Attorney (please see below)

*          Filed herewith

UNDERTAKINGS

          The undersigned company hereby undertakes that it will:

(1)           file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a)           any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)           for the purpose of determining any liability under the Securities Act of 1933, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Canada on September 19, 2008.

TRIMEX EXPLORATION INC.

/s/ Aaron Ui
By: Aaron Ui
President, Chief Executive Officer, and Director
(Principal Executive Officer)
Dated: September 19, 2008

/s/ Michael Addams
By: Michael Addams
Chief Financial Officer, Secretary, Treasurer, and Director
(Principal Financial Officer and Principal Accounting Officer)
Dated: September 19, 2008

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Aaron Ui as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Aaron Ui
By: Aaron Ui
President, Chief Executive Officer, and Director
(Principal Executive Officer)
Dated: September 19, 2008

/s/ Michael Addams
By: Michael Addams
Chief Financial Officer, Secretary, Treasurer, and Director
(Principal Financial Officer and Principal Accounting Officer)
Dated: September 19, 2008